Exhibit 10
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _____)*

                                   EQUANT N.V.
                                (NAME OF ISSUER)

                                 Ordinary Shares
                         (TITLE OF CLASS OF SECURITIES)

                                    29440910
                                 (CUSIP NUMBER)

                             Jean-Louis Vinciguerra
         Executive Vice President, Finance and Human Resources Division
                               FRANCE TELECOM S.A.
                               6, place d'Alleray
                              75505 Paris Cedex 15
                                     France
                             (011-33-1) 44-44-01-59
           -----------------------------------------------------------
                  (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON
               AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS)

                                 With a copy to:

                              Jere R. Thomson, Esq.
                           Jones, Day, Reavis & Pogue
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 326-3939

                                November 19, 2000
             -------------------------------------------------------
             (DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
                               Page 1 of 14 Pages

-----------------------                               --------------------------
CUSIP NO. 29440910                     13D            PAGE  2  OF  14  PAGES
-----------------------                               --------------------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      FRANCE TELECOM S.A.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                          a [ ]
                                                                          b [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
      SOURCE OF FUNDS*
  4
      OO, PF and/or BK
--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) OR (e)                                                     [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION

      France
--------------------------------------------------------------------------------
                            SOLE VOTING POWER
                        7
                            -0-
  NUMBERS OF           ---------------------------------------------------------
    SHARES                  SHARED VOTING POWER
 BENEFICIALLY           8
OWNED BY EACH               158,567,348 (including 67,950,000 shares as to which
  reporting                 voting power presently exists)
 PERSON WITH           ---------------------------------------------------------
                            SOLE DISPOSITIVE POWER
                        9
                            -0-
                       ---------------------------------------------------------
                            SHARED DISPOSITIVE POWER
                        10
                            158,567,348 (including 67,950,000 shares as to which
                            dispositive power presently exists)
--------------------------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      158,567,348 (including 90,617,348 shares to be issued)
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      54.3% (after issuance of the 90,617,348 shares to be issued)
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*

      OO (societe anonyme)
--------------------------------------------------------------------------------

-----------------------                               --------------------------
CUSIP NO. 29440910                    13D             PAGE  3  OF  14  PAGES
-----------------------                               --------------------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      ATLAS TELECOMMUNICATIONS S.A.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                           a [ ]
                                                                           b [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
      SOURCE OF FUNDS*
  4
      OO, PF and/or BK
--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) OR (e)                                                      [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION

      Belgium
--------------------------------------------------------------------------------
                            SOLE VOTING POWER
                        7
                            -0-
   NUMBER OF           ---------------------------------------------------------
    SHARES                  SHARED VOTING POWER
 BENEFICIALLY           8
OWNED BY EACH               158,567,348 (including 67,950,000 shares as to which
  reporting                 shared voting power presently exists)
 PERSON WITH           ---------------------------------------------------------
                            SOLE DISPOSITIVE POWER
                        9
                            -0-
                       ---------------------------------------------------------
                            SHARED DISPOSITIVE POWER
                        10
                            158,567,348 (including 67,950,000 shares as to which
                            dispositive power presently exists)
--------------------------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      158,567,348 (including 90,617,348 shares to be issued)
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      54.3% (after issuance of the 90,617,348 shares to be issued)
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*

      OO (societe anonyme)
--------------------------------------------------------------------------------

                               Page 3 of 14 Pages

ITEM 1.  SECURITY AND ISSUER.
         -------------------

         The securities to which this statement relates are the ordinary shares, par value NLG 0.02 per share ("Equant Shares"), of Equant N.V., a corporation (naamloze vennootschap) organized under the laws of The Netherlands ("Equant"). Equant's principal offices are located at Gatwickstraat 21-23, 1043 GL Amsterdam-Sloterdijk, The Netherlands.

ITEM 2.  IDENTITY AND BACKGROUND.
         -----------------------

         This statement is filed by France Telecom S.A., a French societe anonyme ("France Telecom"), and Atlas Communications S.A., a Belgian societe anonyme ("Atlas"). France Telecom is one of the world's leading telecommunications carriers. Atlas is a substantially wholly-owned subsidiary of France Telecom. The principal offices of France Telecom are located at 6, place d'Alleray, 75505 Paris Cedex 15, France. The principal offices of Atlas are located at 149, rue du Colonel Bourg, 1140 Evere, Belgium.

         Schedule I hereto, which is incorporated herein by reference, sets forth the name, the business address, the present principal occupation or employment (and the name of the corporation or other organization in which such employment is conducted), and the citizenship of the directors and executive officers of France Telecom.

         Schedule II hereto, which is incorporated herein by reference, sets forth the name, the business address, the present principal occupation or employment (and the name of the corporation or other organization in which such employment is conducted), and the citizenship of the directors and executive officers of Atlas.

         Neither France Telecom or Atlas nor, to the best of their knowledge, any of the persons identified in Schedules I and II hereto has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.
         --------------------------------------------------

         On the date of the  completion  of the  transactions  described in this
Item 3 and in the second paragraph of Item 4(f), (all such transactions being conditional upon each other and not able to be completed separately) (the "Closing Date"), Atlas will acquire 158,567,348 Equant Shares, which will represent 54.3% of the outstanding Equant shares as of the Closing Date:

         (a) Equant will acquire from Atlas the corporate data services business of Global One (except Global One's card and carrier voice business), comprised of a group of companies most of which are wholly owned direct or indirect subsidiaries of Atlas, in exchange for 80,617,348 newly issued Equant Shares, pursuant to a Contribution Agreement entered into among France Telecom, Atlas and Equant on November 19, 2000 (the "Contribution Agreement"), filed herewith as Exhibit 1. Atlas will immediately prior to the Closing Date loan to Global One USD 300 million, such loan being contributed to Equant. The loan of USD 300 million is expected to

                               Page 4 of 14 Pages
be financed by France Telecom by cash or cash equivalent, and/or credit facilities available to France Telecom on the date the loan will be made.

         (b) Atlas will subscribe for 10,000,000 newly issued convertible preferred shares of Equant (the "Equant Preferred Shares") for an amount of USD 1,000,000,000, i.e., at a subscription price of USD 100 per Equant Preferred Share, pursuant to the Contribution Agreement. Each Equant Preferred Share will have the same voting rights as an Equant Share. The Equant Preferred Shares shall be automatically converted into 10,000,000 newly issued Equant Shares five years from the Closing Date. The terms and conditions of Equant Preferred Shares are more fully described in Annex 2.3, which is incorporated herein by reference, of the Contribution Agreement filed herewith as Exhibit 1. The amount of USD 1,000,000,000 is expected to be financed by France Telecom by cash, cash equivalent, and/or credit facilities available to France Telecom on the subscription date of the Equant Preferred Shares.

         (c) France Telecom will cause Atlas or another permitted assignee to acquire the 67,950,000 Equant Shares held by stichting the "SITA Foundation", a non-membership organization organized under the laws of The Netherlands (the "SITA Foundation"), for the consideration of one existing France Telecom share for each 2.2 Equant Shares, pursuant to a Share Purchase Agreement entered into between France Telecom and the SITA Foundation on November 19, 2000, filed herewith as Exhibit 2. Pursuant to Section 6.8 of the Share Purchase Agreement, which Section is incorporated herein by reference, the SITA Foundation agreed
(i) not to dispose or pledge its Equant Shares until the Closing Date (inclusive), (ii) not to enter into any voting trust or agreement or grant any proxy or voting right with respects to its Equant Shares, and (iii) to vote its Equant Shares in favor of the transactions described in this Item 3.

         (d) Equant shareholders, excluding the SITA Foundation, will receive one contingent value right per existing Equant Share to be issued by France Telecom. Each contingent value right will entitle its holder to receive, three years after the Closing Date, a cash amount equal to the difference, if negative, between the Equant share price on that date and Euro 60. The amount payable on each contingent value right will be limited to a maximum of Euro 15. The terms and conditions of the contingent value rights are more fully described in the annex to the letter, which annex is incorporated herein by reference, from France Telecom to Equant dated as of November 19, 2000, filed herewith as
Exhibit 3. The amount to be paid by France Telecom to the contingent value right holders is expected to be financed by the cash, cash equivalent and/or credit facilities available to France Telecom at the time of such payment.

ITEM 4.  PURPOSE OF TRANSACTION.
         ----------------------

         The purpose of the transaction for France Telecom and Atlas is to gain control of Equant and to create a world-leading provider of data and IP communications services for the business community on a global scale by merging Global One with Equant.

         (a) ACQUISITION OR DISPOSAL OF EQUANT SECURITIES

         Subject to the limitations described below, France Telecom and Atlas may make purchases of Equant Shares either on the open market or in private transactions depending on France Telecom's and Atlas' evaluation of Equant's business, prospects and financial condition,

                               Page 5 of 14 Pages
the market for Equant Shares, other opportunities available to France Telecom and Atlas, prospects for France Telecom's and Atlas' respective businesses, general economic conditions, money and stock market conditions and other future developments. Depending on the same factors, Atlas may decide to sell all or part of their investment in Equant Shares, although it has no current intention to do so, subsequent to the Closing Date.

         For a five-year period following the Closing Date (the "Standstill Period"), France Telecom will not and will not permit any of its affiliates to, directly or indirectly, acquire, announce an intention to acquire, offer to acquire or enter into an agreement of any kind with effect to acquire by purchase, exchange or otherwise, any Equant Shares or any other security convertible into or exchangeable for, or any option, warrant or right to acquire any Equant Shares unless (i) immediately after such transaction France Telecom and its affiliates would beneficially own no more than 70% of the outstanding Equant Shares, (ii) the acquisition is made pursuant to an offer to acquire all outstanding Equant Shares made on the same terms and conditions to all Equant shareholders, or (iii) the acquisition is made pursuant to a bona fide arms-length transaction involving a strategic combination of Equant and another business. In addition, during the Standstill Period, France Telecom shall not cause or permit Equant to repurchase, redeem or otherwise acquire any Equant Shares such that following such repurchase, France Telecom and its affiliates beneficially own more than 70% of the Equant Shares. The standstill provisions applicable to France Telecom and its affiliates are more fully described in
Section 4 of Annex 6, which Section is incorporated herein by reference, to the Contribution Agreement filed herewith as Exhibit 1.

         In addition, except as described below, prior to the first anniversary of the Closing Date, France Telecom shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer"), in the aggregate, more than 3% of the Equant Stock ("Equant Stock" meaning the Equant Shares and any class or series of preferred stock of Equant as may be outstanding from time to time) owned by France Telecom and its affiliates at the Closing Date, and after the first anniversary and prior to the fourth anniversary of the Closing Date, France Telecom and its affiliates will not Transfer more than 25% of the Equant Stock then owned by France Telecom and its affiliates. Prior to the fourth anniversary of the Closing Date, except with the prior approval of the independent directors mentioned above, France Telecom will not knowingly, and will not cause or permit any subsidiary to enter into any transaction or series of related transactions (i) that would involve the acquisition or accumulation (by Transfer or otherwise) by a party other than France Telecom or any of its affiliates of a "controlling stake" in Equant and
(ii) pursuant to which France Telecom or any of its affiliates would be treated differently than the other holders of Equant Stock. For the purposes of this paragraph, a "controlling stake" means at least 34% of the Equant Stock provided that the holder of such stake is the biggest Equant shareholder.

         However,  France  Telecom and its  affiliates may transfer their Equant
Stock: (i) to any affiliate of France Telecom which expressly agrees to be bound by the provisions of Annex 6 of the Contribution Agreement, (ii) with the prior approval of the independent directors mentioned in Item 4(d), (iii) so long as the Equant public shareholders have the irrevocable and exclusive right, but not the obligation, to require the proposed purchaser to purchase from each of them on at least equivalent terms as France Telecom or such affiliate up to such percentage of Equant Stock owned by such Equant public shareholder equal to the percentage derived by dividing (x)

                               Page 6 of 14 Pages
the total number of Equant Stock that France Telecom or such subsidiary proposes to Transfer by (y) the total number of Equant Shares owned by France Telecom and its affiliates; provided that if, as a result of and after giving effect to such Transfer, France Telecom and its affiliates would, in the aggregate, own less than 34% of the outstanding Equant Stock, each Equant public shareholder shall have the right to require the proposed purchaser to purchase all the Equant Stock owned by such Equant public shareholder, or (iv) pursuant to a strategic combination of businesses involving a merger of Equant with or into another company or a contribution of Equant Shares to another company, or similar transaction, provided that as a result of and after giving effect to such transaction, France Telecom and its affiliates would, in the aggregate, own directly or indirectly more than 34% of the voting rights in the entity resulting from such combination or to which such shares are contributed.

         The transfer restrictions applicable to France Telecom and its affiliates are more fully described in Section 5 of Annex 6, which Section is incorporated herein by reference, to the Contribution Agreement filed herewith as Exhibit 1.

         (b) CONTRIBUTION OF GLOBAL ONE TO EQUANT

         See Item 3 (a) above.

         (c) SALE OR TRANSFER OF MATERIAL ASSETS OF EQUANT

         Not applicable.

         (d) CHANGES IN THE MANAGEMENT OF EQUANT

         Following the Closing Date, the Supervisory Board of Equant will consist of nine members, five of which are to be designees of France Telecom, two of which are to be designees of the airlines that are beneficiaries of the SITA Foundation and two of which are to be independent directors. After the date that is 18 months following the Closing Date, the number of independent directors, which are members of the Supervisory Board, will be increased to three members and the number of members of the Supervisory Board which are to be designees of the airlines that are beneficiaries of the SITA Foundation, will be reduced to only one member. For so long as France Telecom beneficially owns not less than 34% of the then outstanding Equant Shares, France Telecom, Atlas and Equant will exercise all authority under the laws of The Netherlands so that five, but only five, members of the Supervisory Board will be France Telecom's designees. The names of the independent directors will be mutually agreed by France Telecom and Equant prior to the Closing Date. The independent directors will have authority to approve material transactions between Equant and France Telecom, except material transactions that are in the ordinary course and on an arms-length basis. The role of the independent directors is more fully described in Sections 6 to 8 of Annex 6, which Sections are incorporated herein by reference, of the Contribution Agreement filed herewith as Exhibit 1. The Chairman of the Supervisory Board will be appointed by the vote of the majority of the members of the Supervisory Board and is expected to be one of France Telecom's designees to the Supervisory Board. The changes in the Supervisory Board of Equant are more fully described in Section 2 of Annex 6, which Section is incorporated herein by reference, to the Contribution Agreement filed herewith as Exhibit 1.

                               Page 7 of 14 Pages

         Prior to the Closing Date, an individual to be designated by France Telecom shall be appointed as of the closing date as a member of the Management Board of Equant with an operational executive role for so long as France Telecom beneficially owns not less than 34% for the then outstanding Equant Shares. Mr. Didier Delepine will remain Chief Executive and Chairman of the Management Board of Equant. Mr. Daniel Caclin, Chief Executive Officer of Global One, will become Chief Operating Officer, and Mr. John Allkins will remain Chief Financial Officer of Equant. The changes in the Equant Management Board are more fully described in Section 3, which is incorporated herein by reference, of Annex 6 of the Contribution Agreement filed herewith as Exhibit 1.

         (e) MATERIAL CHANGES IN THE PRESENT CAPITALIZATION OR DIVIDEND POLICY OF EQUANT

         See Item 3 (a) and (b) above.

         (f) MATERIAL CHANGES IN EQUANT BUSINESS OR CORPORATE STRUCTURE

         The operations of Equant and Global One will be merged which is expected to result in a reorganization of the operational and technical functions and a redistribution of the front office and back office tasks.

         The existing network joint venture agreement between Equant and the SITA Foundation will be replaced by a new joint venture agreement between Equant and companies of the SITA group pursuant to which Equant will take full control of the network assets and operations currently managed by the existing joint venture, in accordance with the Heads of Agreement entered into among France Telecom, Equant, and companies of the SITA group on November 19, 2000, filed herewith as Exhibit 4.

         References are also made to Annex 4 regarding certain post-closing restructuring costs and Annex 5.1 regarding certain customer relationships, products, infrastructure and other business arrangements, which are incorporated herein by reference, of the Contribution Agreement filed herewith as Exhibit l.

         (g) CHANGES IN EQUANT ARTICLES OF ASSOCIATION

         On the Closing Date, Equant's Articles of Association will be amended to reflect the contemplated issuance of Equant Preferred Shares described in
Item 3(b) above and the changes in the management of Equant described in Item 4(d) above.

         (h) Not applicable

         (i) Not applicable

         (j) OTHER SIMILAR ACTIONS

         The structure of the new Equant/Global One group will depend on a further assessment by France Telecom of various factors. France Telecom will continue to evaluate the corporate structure, business and operations of Equant, and will take such actions from time to time as it deems appropriate under the circumstances as they exist at that time.

                               Page 8 of 14 Pages

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.
         -------------------------------------

         (a) As of November 19, 2000, after giving effect to the issuance of 90,617,548 Equant Shares described in Item 3(a) and (b) on the Closing Date, France Telecom and Atlas beneficially owned 158,567,348 Equant Shares, which will represent 54.3% all of the issued and outstanding Equant Shares, on the Closing Date.

              To the best of France Telecom's and Atlas' knowledge, none of the persons identified in Schedules I and II hereto, beneficially own any Equant Shares.

         (b) Pursuant to the Contribution Agreement, France Telecom and Atlas presently share with the SITA Foundation the power to vote and to dispose of 67,950,000 Equant Shares as described in Item 3(c) and will acquire the power to vote and dispose the remaining 90,617,348 Equant Shares on the Closing Date.

              To the best of France Telecom's and Atlas' knowledge, none of the persons identified in Schedules I and II hereto, beneficially own or share voting or dispositive power with respect to any Equant Share.

         (c) Neither France Telecom or Atlas nor, to the best of their knowledge, any of the persons identified in Schedules I and II hereto has, during the past 60 days, effected any transactions in Equant Shares.

         (d) Apart from the SITA Foundation, no person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Equant Shares.

         (e)  Not applicable.

ITEM 6.  CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT
         ---------------------------------------------------------------------
         TO SECURITIES OF THE ISSUER.
         ----------------------------

         See Items 3 (a), (b) and (c), and 4 (a) and (e) above.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS.
         ---------------------------------

Exhibit No.     Description
-----------     -----------

      (1) Contribution Agreement entered into among France Telecom, Atlas and Equant on November 19, 2000.

      (2) Share Purchase Agreement entered into between France Telecom and the SITA Foundation on November 19, 2000.

      (3) Letter from France Telecom to Equant regarding the issuance of the contingent

                               Page 9 of 14 Pages
                value rights dated as of November 19, 2000.

      (4) Heads of Agreement entered into among France Telecom, Equant, and companies of the SITA group on November 19, 2000.




                                    SIGNATURE

         After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: November 29, 2000

                                       France Telecom S.A.

                                       By: /S/ JEAN-LOUIS VINCIGUERRA
                                           -------------------------------------
                                           Name:  Jean-Louis Vinciguerra
                                           Title: Executive Vice President


                                       Atlas Telecommunications S.A

                                       By: /S/ BRUNO BROCHIER
                                           -------------------------------------
                                           Name:  Bruno Brochier
                                           Title: Senior Vice President Global
                                                  Alliance Steering Group


                                       By: /S/ PHILIPPE MCALLISTER
                                           -------------------------------------
                                           Name:  Philippe McAllister
                                           Title: Vice President General Counsel



                               Page 10 of 14 Pages

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

      (1) Contribution Agreement entered into among France Telecom, Atlas and Equant on November 19, 2000.

      (2) Share Purchase Agreement entered into between France Telecom and the SITA Foundation on November 19, 2000.

      (3) Letter from France Telecom to Equant regarding the issuance of the contingent value rights dated as of November 19, 2000.

      (4) Heads of Agreement entered into among France Telecom, Equant, and companies of the SITA group on November 19, 2000.






                               Page 11 of 14 Pages

SCHEDULE I

         The following are the directors and executive officers of FRANCE TELECOM S.A. as of November 19, 2000 and, their principal occupation or employment. The business address of all such persons for purposes of this
Schedule 13D is FRANCE TELECOM S.A., 6, place d'Alleray, 75505 Paris Cedex 15, France. Each of such directors and executive officers is a citizen of France.

DIRECTORS
---------

                           NAME                                        PRINCIPAL OCCUPATION
                           ----                                        --------------------
MEMBERS ELECTED BY THE ANNUAL
GENERAL MEETING OF SHAREHOLDERS

Michel Bon..............................................     Chairman and Chief Executive Officer

Francois Grappotte......................................     Chairman and Chief Executive Officer, Legrand

Jean Simonin............................................     Managing Director, Residential Agency of Toulouse

MEMBERS APPOINTED BY DEGREE
OF THE FRENCH STATE

Jean-Paul Bechat........................................     Chairman and Chief Executive Officer, SNECMA

Christophe Blanchard-Dignac.............................     Budget Director, Ministry of the Economy, Finance and
                                                             Industry

Pascal Colombani........................................     Director of French Atomic Energy Commission

Yannick d'Escatha.......................................     Delegated Managing Director of Industry to Electricite
                                                             de France

Pierre Gadonneix........................................     President, Gaz de France

Nicolas Jachiet.........................................     Head of Investment Monitoring Division, Treasury
                                                             Department, Ministry of the Economy, Finance and Industry

Jacques de Larosiere....................................     Advisor to Paribas

Didier Lombard..........................................     French Envoy for International Investments, Ministry of
                                                             the Economy, Finance and Industry

Simon Nora..............................................     Honorary Inspector General of Finance

Christian Pheline.......................................     Head of the Legal and Technical Department of
                                                             Information and Communication, Ministry of Culture and
                                                             Communication

MEMBERS ELECTED BY EMPLOYEES

Christophe Aguiton......................................     Employee of France Telecom

Jean-Francois Davoust...................................     Employee of France Telecom

Jean-Pierre Delezenne...................................     Employee of France Telecom

Jean-Claude Desrayaud...................................     Employee of France Telecom

Raymond Durand..........................................     Employee of France Telecom

Nadine Granmougin.......................................     Employee of France Telecom

Pierre Peuch............................................     Employee of France Telecom

                               Page 12 of 14 Pages

EXECUTIVE OFFICERS
------------------

                           NAME                                        POSITION
                           ----                                        --------
Michel Bon..............................................     Chairman and Chief Executive Officer

Jean-Francois Pontal....................................     Chief Executive Officer of Orange

Andre Cathelineau.......................................     Chief Executive Vice President Dealership Networks

Jacques Champeau........................................     Executive Vice President, Large Business Division

Nicolas Dufourcq........................................     Chairman and CEO of Wanadoo

Marc Fossier............................................     Group Vice President Public Affairs
                                                             Group Executive Vice President Consumer Wireline
                                                             Services

Bernard Bresson.........................................     Senior Vice President Human Resources

Jean-Yves Gouiffes......................................     Executive Vice President, Network Division

Jean-Jacques Damlamian..................................     Executive Vice President, Development Division

Jean-Louis Vinciguerra..................................     Senior Vice President, Chief Financial Officer

Marie-Claude Peyrache...................................     Executive Vice President, Corporate Communications









                               Page 13 of 14 Pages

SCHEDULE II

         The following are the directors and executive officers of ATLAS TELECOMMUNICATIONS S.A. as of November 19, 2000, their principal occupation or employment and their business address for purposes of this Schedule 13D. Each of such directors and executive officers is a citizen of France.

DIRECTORS
---------

          NAME             PRINCIPAL OCCUPATION                 BUSINESS ADDRESS
          ----             --------------------                 ----------------
Jean Sanlaville         Chief Financial Officer              GLOBAL ONE
                                                             Bat. Technopolis
                                                             205 rue Jean-Jacques Rousseau
                                                             92130 Issy les Moulineaux
                                                             France

Philippe McAllister     Vice President General Counsel       FRANCE TELECOM
                                                             International Legal Operation
                                                             208 rue Raymond Losserand
                                                             75014 Paris
                                                             France

Christian Blomet                                             FRANCE TELECOM
                                                             30 boulevard de Vaugirard
                                                             75015 Paris
                                                             France

Bruno Brochier          Senior Vice President Global         FRANCE TELECOM
                        Alliance Steering Group              18 boulevard de Vaugirard
                                                             75015 Paris
                                                             France

EXECUTIVE OFFICERS
------------------

         The business address of the following executive officers for purposes of this Schedule 13D is ATLAS TELECOMMUNICATIONS S.A. 149, rue du Colonel Bourg, 1140 Evere, Belgium.

                           NAME                                        POSITION
                           ----                                        --------
Michel Bon..............................................     Chairman and Chief Executive Officer

Jean-Francois Pontal....................................     Chief Executive Officer of Orange

Andre Cathelineau.......................................     Chief Executive Vice President Dealership Networks

Jacques Champeau........................................     Executive Vice President, Large Business Division

Nicolas Dufourcq........................................     Chairman and CEO of Wanadoo

Marc Fossier............................................     Group Vice President Public Affairs
                                                             Group Executive Vice President Consumer Wireline
                                                             Services

Bernard Bresson.........................................     Senior Vice President Human Resources

Jean-Yves Gouiffes......................................     Executive Vice President, Network Division

Jean-Jacques Damlamian..................................     Executive Vice President, Development Division

Jean-Louis Vinciguerra..................................     Senior Vice President, Chief Financial Officer

Marie-Claude Peyrache...................................     Executive Vice President, Corporate Communications

                               Page 14 of 14 Pages